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                                                                    Exhibit 99.1


                      [LETTERHEAD OF CREDIT SUISSE GROUP]




                         CREDIT SUISSE GROUP COMMENTS ON

                    EXPECTED 2001 AND FOURTH QUARTER RESULTS

Zurich, January 31, 2002 - Credit Suisse Group today announced that it expects to report a net operating profit of approximately chf 4.0 billion for 2001, and a net operating profit of approximately chf 0.6 billion for the fourth quarter, excluding one-time charges at Credit Suisse First Boston and amortization of goodwill and acquired intangible assets after taxes. The group expects a net profit of approximately chf 1.6 billion for 2001, and a net loss of approximately CHF 0.8 billion for the fourth quarter. The one-time charges at Credit Suisse First Boston relate to the previously announced cost reduction initiatives and the settlement of the SEC's and the NASDR's investigations into certain IPO allocation practices, and aggregate approximately CHF 1.1 billion (USD 646 million) after taxes. The group's financial services, private banking, and asset management businesses continued to perform well and showed strong momentum in 2001.

Based on preliminary results, Credit Suisse First Boston expects to report a net operating profit of approximately USD 338 million (CHF 570 million) for full year 2001, and a fourth quarter net operating loss of approximately USD 196



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million (CHF 328 million), excluding the after-tax one-time charges of approximately USD 646 million (CHF 1.1 billion) and the after-tax amortization of goodwill and acquired intangible assets. Credit Suisse First Boston expects to report a net loss of approximately USD 961 million (CHF 1.6 billion) for full year 2001 and a net loss of approximately USD 1.0 billion (CHF 1.7 billion) for the fourth quarter.

Excluding the after-tax one-time charges at Credit Suisse First Boston as well as the after-tax amortization of goodwill and acquired intangible assets, Credit Suisse Group expects to report a net operating profit of approximately CHF 4.0 billion for full year 2001 and a net operating profit of approximately CHF 0.6 billion for the fourth quarter. The Group expects to report a net profit of approximately CHF 1.6 billion for full year 2001, and a net loss of approximately CHF 0.8 billion for the fourth quarter.

Lukas Muhlemann, Chairman and Chief Executive Officer of Credit Suisse Group, said: "Our preliminary results demonstrate the resiliency and strength of our financial services, private banking, and asset management businesses. Although some of the actions we took at Credit Suisse First Boston had a negative impact on our short-term financial results, they have allowed us to take great strides forward in enhancing the business unit's competitiveness. Given the progress at Credit Suisse First Boston, all of our businesses are better positioned than ever to meet the challenges of a demanding market and capitalize on our many opportunities for growth."

John Mack, Chief Executive Officer of Credit Suisse First Boston, said: "While we still have much work to do, we made important progress at CSFB during 2001 bringing costs more in line with the market and our competitors, resolving outstanding regulatory matters and making our firm more competitive. Going forward, we remain intensely focused on enhancing profitability, creating a stronger, more unified culture and delivering a superior level of service to our clients worldwide. These are the critical steps necessary to achieve our ultimate goal of creating the world's premier investment banking firm."

The pre-tax one-time charges at Credit Suisse First Boston totaling


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approximately USD 845 million (CHF 1.4 billion) are comprised of the following major items:

o Charges of USD 745 million (CHF 1.3 billion) relating to restructuring in connection with the previously announced cost reduction initiatives. These charges increased by USD 95 million (CHF 161 million) over previously disclosed estimates due to incremental headcount reductions. Of these charges, approximately USD 583 million (CHF 985 million) relate to personnel costs (approximately 20% of which relate to guarantees and retention awards for fiscal years 2002 and 2003), approximately USD 103 million (CHF 174 million) relate to facilities, and approximately USD 59 million (CHF 100 million) primarily relate to exiting non-core businesses.

o A provision of USD 100 million (CHF 169 million) for a settlement reached with the U.S. Securities and Exchange Commission (SEC) and the National Association of Securities Dealers Regulation, Inc. (NASDR) in respect of their investigations into certain IPO allocation practices.

The cumulative tax benefit for these items is expected to amount to approximately USD 199 million (CHF 336 million), resulting in an after-tax impact of approximately USD 646 million (CHF 1.1 billion).

Credit Suisse First Boston's fourth quarter results were also significantly affected by weaker fixed income revenue, pre-tax losses of USD 213 million (CHF 360 million) related to Argentina, pre-tax losses of USD 126 million (CHF 213 million) related to Enron, and pre-tax private equity write-downs of USD 104 million (CHF 176 million).

Credit Suisse First Boston's results also reflect credit provisions - excluding Argentina and Enron - of USD 339 million (CHF 573 million) in the fourth quarter. The increase in provisions reflects deteriorating credit market conditions. Aggregate credit provisions for the full year 2001 total USD 718 million (CHF 1.2 billion).


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Credit Suisse Group's other business units continued to perform well:

o Credit Suisse Financial Services expects to report a 2001 net operating profit of approximately CHF 1.4 billion (approximately CHF 1.8 billion excluding losses stemming from the investments in its European Financial Services Initiative);

o Credit Suisse Private Banking expects to report a 2001 net operating profit of approximately CHF 2.3 billion, and;

o Credit Suisse Asset Management expects to report a 2001 net operating profit of approximately CHF 0.3 billion.

The asset gathering businesses maintained strong growth momentum in 2001 with net new assets for the Group totaling approximately CHF 66.5 billion, of which Credit Suisse Private Banking contributed approximately CHF 33.1 billion.

Thomas Wellauer, Chief Executive Officer of Credit Suisse Financial Services, said: "Credit Suisse Financial Services and Credit Suisse Private Banking performed well in the challenging environment. Thanks to the merging of the two business units, we have achieved a segmentation that is geared even more closely to the needs of our clients. This move also enables us to transfer the expertise available in Switzerland more effectively to our growth initiatives in Europe and to eliminate overlaps in support areas."

OVERVIEW OF EXPECTED FULL YEAR 2001 RESULTS
-------------------------------------------------------------------------------------------------------------------
in CHF billion                           CSFS          CSPB          CSAM          CSFB           CSG
-------------------------------------------------------------------------------------------------------------------

Net operating profit *                    1.4           2.3           0.3           0.6           4.0
-------------------------------------------------------------------------------------------------------------------
Amort. of goodwill & acq.
        intangibles, net of tax         (0.1)         (0.0)         (0.1)         (1.1)         (1.3)
CSFB one-time charges,
        net of tax                          -             -             -         (1.1)         (1.1)
-------------------------------------------------------------------------------------------------------------------

Net profit                                1.3           2.3           0.2         (1.6)           1.6
-------------------------------------------------------------------------------------------------------------------


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*   excluding one-time charges at CSFB and amortization of goodwill and acquired intangible assets, net of tax

Detailed results will be disclosed on March 12, 2002, with the Group's 2001 year-end earnings announcement.


ADDITIONAL INFORMATION ON FINANCIAL REPORTING

Except as noted, the results referred to herein are prepared based on Swiss generally accepted accounting principles, which Credit Suisse Group uses for its quarterly and annual reporting.


ENQUIRIES
Credit Suisse Group, Media Relations              Telephone +41 1 333 8844
Credit Suisse Group, Investor Relations           Telephone +41 1 333 4570
Internet                                          http://www.credit-suisse.com


CREDIT SUISSE GROUP
Credit Suisse Group is a leading global financial services company headquartered in Zurich. Credit Suisse provides private clients and small- and medium-sized companies with private banking and financial advisory services, banking products, and pension and insurance solutions from Winterthur. Credit Suisse First Boston, the investment bank, serves global institutional, corporate, government and individual clients in its role as a financial intermediary. Credit Suisse Group's registered shares (CSGN) are listed in Zurich and London on the SWX Swiss Exchange/virt-x, Frankfurt and Tokyo, and in the form of American Depositary Shares (CSR) in New York. The Group employs around 80,000 staff worldwide. As of September 30, 2001, it reported assets under management of CHF 1,290.4 billion.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This communication may contain projections or other forward-looking statements related to Credit Suisse Group that involve risks and uncertainties. Readers are cautioned that these statements are only projections and may differ materially from actual future results or events. Readers are referred to the documents filed by Credit Suisse Group with the SEC, specifically the most recent filing on Form 20-F, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including, among other things, risks relating to market fluctuations and volatility, significant interest rate changes, credit exposures, cross border transactions and foreign exchange fluctuations, impaired liquidity, competition and legal liability. All forward-looking statements are based on information available to Credit Suisse Group on the date of its posting and Credit Suisse Group assumes no obligation to update such statements unless otherwise required by applicable law.


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